UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2016
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2016, Washington Real Estate Investment Trust (the “Company”), entered into a Term Loan Agreement (the “Term Loan Agreement”), dated as of July 22, 2016 with Capital One, National Association, as administrative agent (the “Agent”) and the financial institutions party thereto as lenders or agents, which Loan Agreement provides for an unsecured seven year delayed draw term loan facility of up to $150 million (the “Term Loan Facility”). Under the Term Loan Facility, the Company may borrow term loans during a six-month availability period commencing on July 22, 2016 (the “Availability Period”). All term loans borrowed during such period will have a maturity date of July 2, 2023. No amortization payments are due under the Term Loan Facility prior to the maturity date. The loans under the Term Loan Facility may be voluntarily prepaid in full or in part at any time, subject to customary breakage costs, if applicable, and, in the case of prepayments made during the first two years of the Term Loan Facility, a prepayment premium of (i) 2% of principal amount prepaid during the first year of the Term Loan Facility and (ii) 1% of the principal amount prepaid during the second year of the Term Loan Facility shall apply. As of July 22, 2016, no loans were drawn by the Company under the Term Loan Facility.

The Term Loan Facility includes the option to add additional term loans under the Term Loan Agreement to up to $300 million in the aggregate to the extent the lenders (from the syndicate or otherwise) agree to provide additional term loan commitments.

No subsidiaries of the Company are currently required to guarantee the Company’s obligations under the Term Loan Agreement. Subsidiaries of the Company may in the future be required to guarantee the Company’s obligations under the Term Loan Agreement if any such subsidiary (a) guarantees the indebtedness of the Company or another subsidiary of the Company (excluding, among other things, guarantees of certain indebtedness in an aggregate principal amount not in excess of $200 million) or (b) owns a property included in the determination of the Company’s unencumbered pool value and incurs any recourse indebtedness.

Loans under the Term Loan Facility will bear interest, at the Company’s option, at a rate of either LIBOR plus a margin ranging from 1.50% to 2.45% (depending on the Company’s credit rating) or the base rate plus a margin ranging from 0.5% to 1.45% (based upon the Company’s credit rating). The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the daily one-month LIBOR rate plus 1.0%. In addition, the Term Loan Agreement requires the payment of an unused commitment fee equal to 0.20% on the aggregate unused term loan commitments under the Term Loan Facility accruing during the Availability Period.
The Term Loan Agreement contains representations, financial and other affirmative and negative covenants that are substantially similar to the Company’s existing Amended and Restated Credit Agreement, dated as of June 23, 2015, among the Company, Wells Fargo Bank, National Association, as agent, and the financial institutions from time to time parties thereto, as amended (the “Existing Credit Agreement”). Consistent with the Existing Credit Agreement, the Term Loan Agreement requires that the Company comply with various covenants, including covenants restricting liens on properties included in the determination of the Company’s unencumbered pool value, investments, mergers, affiliate transactions, asset sales and the payment of dividends following an event of default. In addition, consistent with the Existing Credit Agreement, the Term Loan Agreement requires that the Company satisfy certain financial maintenance covenants, including:

•	ratio of total debt to total asset value of not more than 0.60 to 1.00 (subject to a higher level following material acquisitions);

•	ratio of adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;

•	ratio of secured indebtedness to total asset value of not more than 0.40 to 1.00;

•
ratio of net operating income from unencumbered properties satisfying certain criteria specified in the Term Loan Agreement to interest expense on unsecured indebtedness of not less than 1.75 to 1.00; and

•
ratio of unsecured indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Term Loan Agreement of not more than 0.60 to 1.00 (subject to a higher level following material acquisitions).

Consistent with the Existing Credit Agreement, the Term Loan Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Company under the Term Loan Agreement to be immediately due and payable.

The Company also has entered into interest rate swap arrangements in relation to the full amount of the Term Loan, with the effect that the Company will pay a fixed interest rate of approximately 2.86% on the Term Loan (based on the Company's current credit rating). These swap arrangements will take effect on March 31, 2017 and will expire on the maturity date of the Term Loan.

From time to time, the Company has had customary commercial and/or investment banking relationships with Capital One, National Association, Agent, and/or certain of its affiliates and with US Bank National Association and/or certain of their affiliates, counterparties to the interest rate swap arrangements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

and

Item 7.01 Regulation FD Disclosure.

A press release issued by the Registrant on July 27, 2016 regarding earnings for the three and six months ended June 30, 2016, is attached as Exhibit 99.1. Also, certain supplemental information not included in the press release is attached as Exhibit 99.2. This information is being furnished pursuant to Item 7.01 and Item 2.02 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on July 5, 2016, Thomas C. Morey resigned as Senior Vice President, General Counsel and Corporate Secretary of Washington Real Estate Investment Trust (“Washington REIT”) with a specified effective date of July 26, 2016. In connection therewith, on July 26, 2016, Washington REIT and Mr. Morey entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides for a $200,000 payment to Mr. Morey (provided he does not revoke such agreement during a seven-day revocation period). Pursuant to the Separation Agreement, Washington REIT has agreed to a general release of claims against Mr. Morey, and Mr. Morey has agreed to a general release of claims against Washington REIT. Mr. Morey also has agreed to reasonably cooperate with and provide information to Washington REIT upon request, and he will receive reasonable and necessary expenses in connection therewith. The Separation Agreement also contains confidentiality and other customary provisions, as well as a 12-month non-solicitation covenant.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release issued July 27, 2016 regarding earnings for the three and six months ended June 30, 2016
99.2	Certain supplemental information not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer
and Controller

July 27, 2016
(Date)

Exhibit Index

Exhibit No.	Description

99.1	Press release issued July 27, 2016 regarding earnings for the three and six months ended June 30, 2016
99.2	Certain supplemental information not included in the press release